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                                                                       Exhibit 1


                                                                    DRAFT 3/4/98


                                3,000,000 Shares

                                ONIX SYSTEMS INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                                __________, 1998


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
LAZARD FRERES & CO. LLC
GRUNTAL & CO., L.L.C.
   As representatives of the
   several Underwriters named
   in Schedule I hereto
c/o Donaldson, Lufkin & Jenrette
   Securities Corporation
277 Park Avenue
New York, New York 10172


Dear Sirs:

      ONIX Systems Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell 3,000,000 shares of its Common Stock, $.01 par value (the "FIRM SHARES"), to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 450,000 shares of its Common Stock (the "ADDITIONAL SHARES") if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK".

      The Company currently is a majority-owned subsidiary of Thermo Instrument Systems Inc., a Delaware corporation ("THERMO INSTRUMENT"), which is in turn a majority-owned subsidiary of Thermo Electron Corporation, a Delaware corporation ("THERMO ELECTRON"). To the extent provided herein and for good and valuable consideration, Thermo Electron has become a party to this Agreement.

      SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(b) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

      SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $______ (the "PURCHASE PRICE") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

      On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 450,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and
(ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

      The Company and Thermo Electron each hereby agrees, and Thermo Electron shall cause Thermo Instrument, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any




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securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company, Thermo Electron and Thermo Instrument may issue or sell, shares of Common Stock pursuant to existing stock option, purchase and compensation plans, or upon conversion of any currently outstanding convertible securities described in the Prospectus, (ii) the Company may issue or sell shares of Common Stock as consideration for the acquisition of one or more businesses provided that such Common Stock may not be resold prior to the expiration of the 180-day period referenced above, (iii) the Company may issue or sell shares of Common Stock to Thermo Instrument and (iv) the Company, Thermo Instrument and Thermo Electron may grant stock options with respect to the Common Stock pursuant to existing stock option, purchase and compensation plans. The Company also agrees that during such 180-day period, it will not file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock until the last day it is permitted to do so under the applicable agreement or stock option, purchase or compensation plan. The Company and Thermo Electron will not, and Thermo Electron will cause Thermo Instrument not to, permit any employee or director thereof to sell, transfer or otherwise dispose of any shares of Common Stock issued by it pursuant to any stock option, purchase or compensation plan prior to the expiration of the 180-day period following the date of this Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

      SECTION 3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

      SECTION 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Company shall deliver the Shares, with any transfer taxes thereon duly paid by the Company, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the several Underwriters, against payment to the Company of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., Eastern time, on the business day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be, at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., Eastern time, on ________, 1998 or such other time on the same or such other date as Donaldson, Lufkin &




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Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery for the Firm Shares are hereinafter referred to as the "CLOSING DATE". The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., Eastern time, on the date specified in the applicable exercise notice given by you pursuant to
Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery for the Option Shares are hereinafter referred to as an "OPTION CLOSING DATE".

      The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

      SECTION 5. Agreements of the Company. The Company and Thermo Electron jointly and severally agree with you:

      (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

      (b) To furnish to you four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

      (c) To prepare the Prospectus, the form and substance of which shall be reasonably satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised




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or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

      (d) Prior to 10:00 A.M., Eastern time, on the second business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

      (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

      (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any Preliminary Prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

      (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending on the last day of the Company's first fiscal quarter in its 1999 fiscal year that shall satisfy the provisions of Section 11(a) of the Act.

      (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished generally to the



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record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

      (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any Preliminary Prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the American Stock Exchange, (vii) the cost of printing certificates representing the Shares,
(viii) the costs and charges of any transfer agent, registrar and/or depositary, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

      (j) To use its best efforts to list, subject to notice of issuance, the Shares on the American Stock Exchange and to maintain the listing of the Shares on the American Stock Exchange for a period of at least three years after the date of this Agreement.

      (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

      (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., Eastern time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions



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for the payment of such fee pursuant to Rule 111(b) under the Act.

      SECTION 6. Representations and Warranties of the Company. The Company and Thermo Electron jointly and severally represent and warrant to, and agree with, each Underwriter as follows.

      (a) The Registration Statement (i) has been prepared by the Company in material conformity with the requirements of the Act, (ii) has been filed with the Commission under the Act and (iii) has become effective under the Act. If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to you and, to the extent applicable, were identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T. For purposes of this Agreement, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time; "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(a) under the Act. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include the respective copies thereof filed with the Commission pursuant to EDGAR.

      (b) The Registration Statement complies in all material respects with the Act, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended or supplemented will comply in all material respects with the Act (except that the Company and Thermo Electron make no representation as to information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein); at the time of filing thereof, any Preliminary Prospectus did not, and on the Effective Date, the Registration Statement did not, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended or supplemented will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company and Thermo Electron make no representation or warranty as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus, the Prospectus, any amendment to the Registration Statement or any amendment or supplement to the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for inclusion therein. There is no contract or document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.



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      (c)   The accounting firm(s) whose reports appear in the Prospectus are independent certified public accountants as required by the Act. The financial statements and schedules (including the related notes) included in the Registration Statement, any Preliminary Prospectus or the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles.

      (d) The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and, except as described in the Prospectus, the Company and each of its subsidiaries holds all material licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus.

      (e) All of the outstanding shares of Common Stock have been, and the Shares, upon issuance and delivery and payment therefor in the manner herein described, will be, duly authorized, validly issued, fully paid and nonassessable. Other than as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's corporate charter, by-laws or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement, gives rise to any rights, other than those which have been waived or satisfied and other than as described in the Prospectus, for or relating to the registration of any shares of Common Stock or other securities of the Company. The capitalization of the Company, on an actual and as adjusted basis, is as set forth in the Prospectus as of the date so set forth, and since such date the Company has not issued any shares of Common Stock except pursuant to exercises, if any, or conversions, if any, of options or convertible securities outstanding on such date. The Common Stock conforms, in all material respects, to the description thereof contained in the Prospectus. Except as set forth in or contemplated by the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or ownership interests in the Company that are issuable by the Company are outstanding. All of the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company (or by Thermo Electron or another subsidiary of Thermo Electron), free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.



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      (f)   Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole from the date as of which information is given in the Prospectus.

      (g) The Company and each of its subsidiaries is not, and would not be with the giving of notice or lapse of time or both, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby, result in a violation of, or constitute a default under, the corporate charter, by-laws or other governing documents of the Company or such subsidiary, or any material agreement, indenture or other instrument to which the Company or such subsidiary is a party or by which it is bound, or to which any of its properties is subject, nor will the performance by the Company of its obligations hereunder violate any existing law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its or their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any subsidiary of the Company, which would be material to the Company and its subsidiaries taken as a whole. The consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and, except for permits and similar authorizations required under the Act and the securities or "Blue Sky" laws of certain jurisdictions, for clearance of the underwriting arrangements with the National Association of Securities Dealers, Inc. (the "NASD"), and for other such permits and authorizations as have been obtained, no consent, approval, authorization or order of any U.S. court, governmental agency or body or any financial institution is required in connection with the consummation by the Company of the transactions contemplated by this Agreement.

      (h) This Agreement has been duly authorized, executed and delivered by the Company.

      (i) Except as described in the Prospectus, the Company and each of its subsidiaries owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances and claims which would materially interfere with the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

      (j) There is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company or Thermo Electron, contemplated against the Company or any or its subsidiaries that is required to be disclosed in the Prospectus and that is not so disclosed.

      (k) The Company and each of its subsidiaries is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject, which violation could reasonably be expected to have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole.



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      (l)   Except as described in the Prospectus, the Company and each of its subsidiaries owns or possesses adequate licenses or other rights to use all intellectual property rights, including patents and trademarks, service marks, trade names, copyrights or know-how, necessary to conduct its business as described in the Prospectus, except where such failure, singularly or in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and, except as described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) rights or claims of others with respect to any patents, patent applications, trademarks, service marks, trade names, copyrights or know-how, that is reasonably likely to result in a material adverse effect upon the Company and its subsidiaries taken as a whole.

      (m) Each of the agreements between the Company and Thermo Instrument or Thermo Electron described in the Prospectus (collectively, the "INTER-CORPORATE AGREEMENTS") has been duly and validly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company enforceable in accordance with its terms, except as provided by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or other similar laws now or hereafter in effect affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (collectively, "APPLICABLE BANKRUPTCY LAWS"). The execution, delivery and performance of the Inter-corporate Agreements by the Company, the consummation of the transactions therein contemplated and compliance with the terms thereof do not and will not result in a violation of, or constitute a default under, the corporate charter, by-laws or other governing documents of the Company, or any agreement, indenture or other instrument to which the Company is a party or by which it is bound, or to which any of its properties is subject, and do not and will not violate any existing law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company or any of its properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, which would be material to the Company and its subsidiaries taken as a whole. No consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation by the Company of the transactions contemplated by such Inter-corporate Agreements.

      (n) The Company and each of its subsidiaries has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which would constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

      (o) The Shares have been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

      SECTION 6A. Representations and Warranties of Thermo Electron. Thermo Electron represents and warrants to, and agrees with, each Underwriter that:




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      (a)   Thermo Electron has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own or lease its properties and conduct its business, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on Thermo Electron and its subsidiaries taken as a whole.

      (b) There has not been any material adverse change in, or any adverse development which materially affects, the condition (financial or other), results of operations, business or prospects of Thermo Electron and its subsidiaries taken as a whole, from the date as of which information is given in the most recent quarterly or annual report filed by Thermo Electron pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), except any as may have been disclosed to the public.

      (c) Except as described in its filings with the Commission under the Exchange Act, Thermo Electron is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby, result in a violation of, or constitute a default under, the corporate charter, by-laws or other governing documents of Thermo Electron, or any material agreement, indenture or other instrument to which Thermo Electron is a party or by it is bound, or to which any of its properties is subject, nor will the performance by Thermo Electron of its obligations hereunder violate any existing law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over Thermo Electron or any of its properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of Thermo Electron, which would be material to Thermo Electron and its subsidiaries taken as a whole. The consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and except for permits and similar authorizations required under the Act and the securities or "Blue Sky" laws of certain jurisdictions, for clearance of the underwriting arrangements with the NASD and for such other permits and authorizations as have been obtained, no consent, approval, authorization or order of any U.S. court, governmental agency or body or financial institution is required in connection with the consummation by Thermo Electron of the transactions contemplated by this Agreement.

      (d) This Agreement has been duly authorized, executed and delivered by Thermo Electron.

      (e) Thermo Instrument owns the number of shares of Common Stock of the Company set forth in the Prospectus, free and clear of any liens, encumbrances, claims or restrictions, except as set forth in the Prospectus and except that certain of such shares are reserved for issuance pursuant to stock option and other benefit plans under which options to purchase Common Stock of the Company owned by Thermo Instrument are granted to certain employees, directors or consultants of Thermo Electron and its subsidiaries.

      (f) The most recent Annual Report on Form 10-K of Thermo Electron and any subsequent reports filed pursuant to the Exchange Act complied as of the date thereof in all material respects with the Exchange Act and the rules and regulations thereunder.

      (g) Each of the Inter-corporate Agreements to which Thermo Instrument or Thermo Electron is a party has been duly and validly authorized, executed and delivered by Thermo Instrument or Thermo Electron, as the case may be, and is the valid and binding agreement of Thermo Instrument or Thermo Electron, as the case may be, enforceable in accordance with its terms, except as provided by applicable bankruptcy laws. The execution, delivery and performance of each of the Inter-corporate Agreements to which Thermo Instrument or Thermo Electron is a party by such corporation, the consummation of the transactions therein contemplated and compliance with the terms thereof do not and will not result in a violation of, or constitute a default under, the corporate charter, by-laws or other governing documents of any such corporation, or any agreement, indenture or other instrument to which any such corporation is a party or by which it is bound, or to which any of its properties is subject, and do not and will not violate any existing law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over any such corporation or any of its properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any such corporation which would be material to any such corporation and its subsidiaries taken as a whole. No consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation by Thermo Instrument or Thermo Electron of the transactions contemplated by the Inter-corporate Agreements to which it is a party, except such as have been obtained.

      (h) Each of Thermo Electron and its subsidiaries has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which would constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

      SECTION 7. Indemnification. (a) The Company and Thermo Electron, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (and the directors, officers and controlling persons of such Underwriter) who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis, as required by this Agreement) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

      (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, Thermo Electron, Thermo Instrument and their respective directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and Thermo Electron to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus. The Company and Thermo Electron acknowledge that the statements set forth in the last paragraph of the cover page, the paragraph containing stabilization information on the inside front cover page and the sentences related to concessions and reallowances and the paragraph relating to stabilization, syndicate covering transactions and penalty bids under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

      (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

      (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Thermo Electron on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and Thermo Electron on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and Thermo Electron on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and Thermo Electron on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, Thermo Electron and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

      (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      SECTION 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

      (a) All the representations and warranties of the Company and Thermo Electron contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

      (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Eastern time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

      (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the President or the chief executive officer of the Company and by the treasurer or secretary of the Company, in their capacities as such, confirming the matters set forth in Sections 6(f), 8(a) (with respect to representations and warranties of the Company) and 8(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

      (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the president or any vice president of Thermo Electron and by the treasurer or secretary of Thermo Electron, in their capacities as such, confirming the matters set forth in Sections 6A(b) and 8(a) and that Thermo Electron has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by Thermo Electron on or prior to the Closing Date.

      (e) Since the respective dates as of which information is given in the prospectus in the last form included in the Registration Statement at the Effective Time, other than as set forth in such prospectus, (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries taken as a whole, (ii) there shall not have been any material change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(e)(i), 8(e)(ii) or 8(e)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

      (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Seth H. Hoogasian, Esq., General Counsel of the Company, Thermo Instrument and Thermo Electron, to the effect that:

            (i) Each of the Company and its Significant Subsidiaries (as defined in Regulation S-X under the Act) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

            (ii) Each of Thermo Electron and its Significant Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus.

            (iii) The Company's authorized capital stock and outstanding capital stock as of the date of such opinion shall be as specified therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and to the best of such counsel's knowledge, fully paid and nonassessable. The Shares, upon issuance and delivery and payment therefor in the manner herein described, will be duly authorized, validly issued, fully paid and nonassessable. There are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any of the Shares pursuant to the Company's corporate charter, by-laws, other governing documents, or any agreement or other instrument known to such counsel to which the Company or a subsidiary thereof is a party or by which the Company or a subsidiary thereof may be bound or to which any of their respective properties is subject; and, to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock except such as have been waived or satisfied or as described in the Prospectus. The Common Stock conforms, as to legal matters, in all material respects to the description thereof contained in the Prospectus. To the best of such counsel's knowledge, except as set forth in such opinion, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company that are issuable by the Company are outstanding. All of the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, and to the best of such counsel's knowledge,are fully paid and nonassessable, and are owned directly or indirectly by the Company free and clear of any claim, lien, encumbrance or security interest known to such counsel.

            (iv) Neither the execution or delivery hereof nor consummation of the transactions contemplated hereby will result in a violation of, or constitute a default under, the corporate charter, by-laws or other governing documents of the Company or any of its Significant Subsidiaries or, to the best knowledge of such counsel, any material agreement, indenture or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries may be bound, or to which any of the properties of the Company or any of its Significant Subsidiaries is subject, nor, to the best of such counsel's knowledge, will the performance by the Company of its obligations hereunder violate any existing law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company or any of its subsidiaries or the properties of the Company or any of its subsidiaries (no opinion being given as to statutes, laws, rules and regulation relating to securities laws matters, which are addressed in paragraph
      (viii) below), nor, to the best knowledge of such counsel, result in the creation or imposition of any lien, charge, claim or encumbrance upon the properties or assets of the Company or any of its Significant Subsidiaries which would be material to the Company and its subsidiaries taken as a whole. The consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, Thermo Instrument and Thermo Electron, and, except for permits and similar authorizations required under the Act, and except for permits and similar authorizations under the securities or "Blue Sky" laws of certain jurisdictions or the NASD, and for such other permits and authorizations as have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation by the Company, Thermo Instrument or Thermo

      Electron of the transactions contemplated by this Agreement.

            (v) Neither the execution or delivery hereof nor consummation of the transactions contemplated hereby, will result in a violation of, or constitute a default under, the corporate charter, by-laws or other governing documents of Thermo Instrument or Thermo Electron or to the best knowledge of such counsel, any material agreement, indenture, or other instrument to which Thermo Instrument or Thermo Electron is a party or by which Thermo Instrument or Thermo Electron may be bound, or to which any of the properties of Thermo Instrument or Thermo Electron is subject, nor, to the best of such counsel's knowledge, will the performance by Thermo Instrument or Thermo Electron of its obligations hereunder violate any existing law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over Thermo Instrument or Thermo Electron or the properties of Thermo Instrument or Thermo Electron (no opinion being given as to statutes, laws, rules and regulation relating to securities laws matters, which are addressed in paragraph (viii) below), nor, to the best of such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon the properties or assets of Thermo Instrument or Thermo Electron, which would be material to any of such corporations taken as a whole.

            (vi) This Agreement has been duly authorized, executed and delivered by the Company and Thermo Electron.

            (vii) Each of the Corporate Services Agreement, the Tax Allocation Agreement and the Master Guarantee Reimbursement and Loan Agreement between the Company and Thermo Electron has been duly authorized, executed and delivered by Thermo Electron, and is the valid and binding agreement of Thermo Electron enforceable in accordance with its terms except as provided by applicable bankruptcy laws. The execution, delivery and performance of each of such agreements by each of the parties thereto, the consummation of the transactions therein contemplated and compliance with the terms thereof do not and will not result in a violation of, or constitute a default under the corporate charter, by-laws or other governing documents of Thermo Electron, or any material agreement, indenture or other instrument known to such counsel to which Thermo Electron is a party or by which it is bound, or to which any of its properties is subject and do not and will not violate any existing law, rule, administrative regulation or, to the best of such counsel's knowledge, decree of any court or any governmental agency or body having jurisdiction over Thermo Electron or any of its properties, or, to the best of such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of Thermo Electron, which would be material to Thermo Electron and its subsidiaries taken as a whole.

            (viii) The Registration Statement and all post-effective amendments thereto have become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission. All filings required by Rule 424 and Rule 430A under the Act have been made; the Registration Statement as of the Effective Date, and the Prospectus and any amendment or supplement thereto as of their respective dates, complied as to form in all material respects with the requirements of the Act (it being understood that such counsel need express no opinion on the financial statements or other financial and statistical data included therein).

            (ix) Such counsel does not know of any contracts or documents of a character required to be summarized or described in the Registration Statement or to be filed as exhibits thereto that are not so summarized, described or filed, nor does such counsel know of any pending or threatened legal proceedings required to be described in the Prospectus that are not so described.

      Such counsel shall also state that he has no reason to believe that (i) the Registration Statement, as of its Effective Date, or any amendment thereto, at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus, or any supplement or amendment thereto, on such Closing Date or at the time such Prospectus or supplement or amendment thereto was issued contains or contained any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief with respect to the financial statements or other financial and statistical data included in the Registration Statement and the Prospectus).

      In rendering the foregoing opinion, counsel may rely, as to matters of fact, upon certificates of officers of the Company, Thermo Instrument and Thermo Electron and certificates of public officials. Certificates so relied upon shall be furnished to you and shall be satisfactory to you and your counsel.

      The opinion of Seth H. Hoogasian described in Section 8(f) above shall be rendered to you at the request of the Company and shall so state therein.

            (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Testa, Hurwitz & Thibeault, LLP, counsel for the Underwriters, to the same effect as is set forth in Section 8(f)(iii)(first and second sentences), Section 8(f)(vi), Section 8(f)(viii) and the paragraph following paragraph (ix).

      In giving such opinions with respect to the matters covered by the paragraph following paragraph (ix), Seth H. Hoogasian and Testa, Hurwitz & Thibeault, LLP may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

            (h) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

            (i) The Shares shall have been duly listed, subject to notice of issuance, on the American Stock Exchange.

            (j) The Company and Thermo Electron shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or Thermo Electron on or prior to the Closing Date.

      The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and Thermo Electron, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

      SECTION 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

      This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

      If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such




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
defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company and Thermo Electron. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

      SECTION 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to ONIX Systems Inc., 22001 North Park Drive, Kingwood, Texas 77339-3804, Attention: President, with a copy to Seth H. Hoogasian, Esq., General Counsel, Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02254-9056 and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

      The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, Thermo Electron and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any

Underwriter, any person controlling any Underwriter, the Company, Thermo Electron, Thermo Instrument, the respective officers or directors of the Company, Thermo Electron or Thermo Instrument, or other any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement.

      If for any reason the Shares are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

      Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, Thermo Electron, Thermo Instrument, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the directors and officers of the Company, Thermo Electron and Thermo Instrument, and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

      This Agreement shall be governed and construed in accordance with the laws of the State of New York.

      This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.



                  [Remainder of page intentionally left blank]

      Please confirm that the foregoing correctly sets forth the agreement among the Company, Thermo Electron and the several Underwriters.

                                     Very truly yours,


                                     ONIX SYSTEMS INC.


                                     By:
                                         --------------------------------------
                                         Title:


                                     THERMO ELECTRON CORPORATION

                                     By:
                                         --------------------------------------
                                         Title:


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
LAZARD FRERES & CO. LLC
GRUNTAL & CO., L.L.C.

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By: DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


By:
    -----------------------------------

                                   SCHEDULE I

                                                                 Number of Firm
                                                                  Shares To Be
         Underwriter                                               Purchased
         -----------                                               ---------

Donaldson, Lufkin & Jenrette Securities Corporation............
Lazard Freres & Co. LLC........................................
Gruntal & Co., L.L.C...........................................



                                                                   ---------
         Total.................................................    3,000,000
                                                                   =========




























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